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 KPMG LLP

       4200 Norwest Center
       90 South Seventh Street
       Minneapolis, MN 55402


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Advantus Series Fund, Inc.:

We consent to the use of our report dated February 4, 2000 incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" and "Service Providers -Independent Auditors" in Part A and "Independent Auditors" and "Financial Statements" in Part B of the Registration Statement.

                              KPMG LLP


Minneapolis, Minnesota
April 27, 2000